ILLINOIS EXTENSION PIPELINE COMPANY , L.L.C.
UNAUDITED FINANCIAL STATEMENTS

June 30, 2017

ILLINOIS EXTENSION PIPELINE COMPANY, L.L.C.
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Financial Statements

ILLINOIS EXTENSION PIPELINE COMPANY, L.L.C.
STATEMENTS OF INCOME

	For the six months ended June 30,
	2017	2016
	(unaudited; in thousands)
Operating revenues:
Operating revenue.............................................................................	$4,692	$2,636
Operating revenue - affiliate.............................................................	47,163	55,995
	51,855	58,631
Operating expenses:
Operating and administrative............................................................	$1,068	$3,291
Operating and administrative - affiliate............................................	4,124	4,632
Depreciation and amortization..........................................................	14,237	13,925
Physical oil (gains) losses.................................................................	(1,317)	(1,160)
	18,112	20,688
Net income...............................................................................................	$33,743	$37,943

The accompanying notes are an integral part of these financial statements.

ILLINOIS EXTENSION PIPELINE COMPANY, L.L.C.
STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2017	2016
	(unaudited; in thousands)
Cash provided by operating activities:
Net income.........................................................................................................	$33,743	$37,943
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization......................................................................	14,237	13,925
Changes in operating assets and liabilities:
Receivables, trade and other.....................................................................	465	(722)
Due from affiliates ...................................................................................	2,111	(7,593)
Other current assets .................................................................................	(434)	(313)
Other assets .............................................................................................	(3,786)	(1,103)
Due to affiliates .......................................................................................	5	1,563
Accounts payable and other ....................................................................	73	1,101
Property and other taxes payable.............................................................	188	554
Deferred revenue......................................................................................	(1,305)	1,787
Net cash provided by operating activities ..............................................................	45,297	47,142
Cash used in investing activities:
Additions to property, plant and equipment (Note 7)........................................	(5,780)	(87,933)
Other...................................................................................................................	(12)	(13)
Net cash used in investing activities ......................................................................	(5,792)	(87,946)
Cash (used in) provided by financing activities:
Contributions by members ................................................................................	9,964	68,042
Distributions to members ..................................................................................	(32,760)	(16,145)
Net cash (used in) provided by financing activities ...............................................	(22,796)	51,897

Net increase in cash and cash equivalents .............................................................	16,709	11,093
Cash and cash equivalents at beginning of period..................................................	27,518	61,051
Cash and cash equivalents at end of period............................................................	$44,227	$72,144

The accompanying notes are an integral part of these financial statements.

ILLINOIS EXTENSION PIPELINE COMPANY, L.L.C.
STATEMENTS OF FINANCIAL POSITION

	June 30,	December 31,
	2017	2016
	(unaudited; in thousands)
ASSETS
Current assets:
Cash and cash equivalents ................................................................	$44,227	$27,518
Receivables, trade and other..............................................................	590	1,055
Due from affiliates (Note 6)..............................................................	7,647	9,758
Other current assets ..........................................................................	569	123
	53,033	38,454
Property, plant and equipment, net...........................................................	802,135	812,894
Other assets ..............................................................................................	4,889	1,103
	$860,057	$852,451
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Due to affiliates (Note 6)...................................................................	$1,325	$1,320
Accounts payable and other (Note 4)................................................	1,178	3,407
Property and other taxes payable.......................................................	627	439
	3,130	5,166
Deferred Revenue.....................................................................................	575	1,880
Deferred Revenue - affiliate.....................................................................	1,006	1,006
	4,711	8,052
Members' equity (866,923,985 units and 856,958,838 units as of
June 30, 2017 and December 31, 2016, respectively)..............................	855,346	844,399
	$860,057	$852,451

The accompanying notes are an integral part of these financial statements.

ILLINOIS EXTENSION PIPELINE COMPANY, L.L.C.
STATEMENT OF MEMBERS' EQUITY

	Enbridge Energy Company, Inc. (65% )	Lincoln Pipeline LLC (35% )	Total Members' Equity
;	(unaudited; in thousands; except units)

Balance at December 31, 2016..................................	$548,859	295,540	$844,399
Contributions (Note 6)...............................................	6,477	3,487	9,964
Distributions (Note 6)................................................	(21,294)	(11,466)	(32,760)
Net income.................................................................	21,933	11,810	33,743
Balance at June 30, 2017...........................................	$555,975	$299,371	$855,346

Units at June 30, 2017................................................	563,500,591	303,423,394

The accompanying notes are an integral part of these financial statements.

ILLINOIS EXTENSION PIPELINE COMPANY, L.L.C.
NOTES TO FINANCIAL STATEMENTS

1.    LIMITED LIABILITY COMPANY ORGANIZATION AND NATURE OF OPERATIONS

Illinois Extension Pipeline Company, L.L.C., referred to herein as we, us, our, or the Company, was formed under the name Enbridge Pipelines (Illinois), L.L.C. on December 15, 2006, the date of inception, for the primary purpose of building and operating a 168-mile, 24-inch diameter oil pipeline from Flanagan, Illinois to Patoka, Illinois. The pipeline system has an initial capacity of 300,000 barrels per day, or Bpd, as well as additional tankage and two pump stations, referred to herein as the Southern Access Extension. The project was placed into service in December 2015.

On July 10, 2014, Enbridge Energy Company, Inc., or Enbridge, and Lincoln Pipeline LLC, or Lincoln, a subsidiary of Marathon Petroleum Company, L.P, executed an agreement, or the Agreement, effective July 1, 2014, which amended and restated the original agreement and admitted Lincoln as a member. Enbridge and Lincoln, collectively referred to herein as the Members, hold a 65% and a 35% ownership interest in us, respectively.

2.    BASIS OF PRESENTATION

We have prepared the accompanying unaudited interim financial statements in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. Our results of operations for the six months ended June 30, 2017 are not necessarily indicative of results expected for the full year of 2017. In the opinion of the management, the accompanying unaudited financial statements as of June 30, 2017 and for the six months ended June 30, 2017 include all adjustments consisting of normal recurring accruals necessary for fair presentation. We derived our statement of financial position as of December 31, 2016 from the audited financial statements for the fiscal year ended December 31, 2016. Our unaudited interim financial statements should be read in conjunction with our audited financial statements and notes thereto for the fiscal year ended December 31, 2016.

3.    CHANGES IN ACCOUNTING POLICY

Future Accounting Policy Changes

Revenues from Contracts with Customers

ASU 2014-09 was issued in 2014 with the intent of significantly enhancing consistency and comparability of revenue recognition practices across entities and industries. The new standard establishes a single, principles-based five-step model to be applied to all contracts with customers and introduces new and enhanced disclosure requirements. The standard is effective January 1, 2018. The new revenue standard permits either a full retrospective method of adoption with restatement of all prior periods presented, or a modified retrospective method with the cumulative effect of applying the new standard recognized as an adjustment to opening retained earnings in the period of adoption. We have tentatively decided to adopt the new revenue standard using the modified retrospective method.

We have reviewed a sample of our revenue contracts in order to evaluate the effect of the new standard on our revenue recognition practices. Based on the our initial assessment, estimates of variable consideration which will be required under the new standard for certain contracts may result in changes to the pattern or timing of revenue recognition for those contracts. While we have not yet completed the assessment, we do not expect these changes to have a material impact on revenues or earnings (loss).

ILLINOIS EXTENSION PIPELINE COMPANY, L.L.C.
NOTES TO FINANCIAL STATEMENTS

4.    ACCOUNTS PAYABLE AND OTHER

Our accounts payable and other is comprised of the following:

	June 30, 2017	December 31, 2016

Accounts payable.......................................................................	$554	$624
Accrued payables ......................................................................	0	1,290
Contractor Hold..........................................................................	478	1,493
Other...........................................................................................	146	0
Accounts payable and other........................................................	$1,178	$3,407

5.    COMMITMENTS AND CONTINGENCIES

Future Minimum Commitments

At June 30, 2017, we had outstanding commitments of $4.4 million related to purchases for construction of the Southern Access Extension. We anticipate that expenditures to be incurred in the second part of 2017 will be funded by capital contributions from our Members.

6.    RELATED PARTY TRANSACTIONS

Operating and Administrative – Affiliate

We do not directly employ any of the individuals responsible for managing or operating our business, nor do we have any directors. Enbridge and its affiliates provide management and we obtain managerial, administrative, operational and workforce related services from affiliates of Enbridge pursuant to service agreements among affiliates of Enbridge and us. Pursuant to these service agreements, we have agreed to reimburse affiliates of Enbridge for the cost of managerial, administrative, operational and director services they provide to us. Where directly attributable, the cost of all compensation, benefits expenses and employer expenses for these employees are charged directly by Enbridge to the Company.

The affiliate amounts incurred by us for services received pursuant to the operating and services agreements are reflected in “Operating and administrative – affiliate” on our statements of income.

Affiliate Receivables

Our accompanying statements of financial position include $7.6 million of affiliate receivables at June 30, 2017. Substantially all of the balance is related to transportation services we provided to Marathon Petroleum Company, L.P. There were $9.8 million of affiliate receivables at December 31, 2016. Substantially all of the balance is related to transportation services provided to Marathon Petroleum Company, L.P., with the remaining balance related to other affiliate transactions with Enbridge. For the six months ended June 30, 2017 and 2016, $47.2 million and $56.0 million, respectively, of our revenues were derived from Marathon Petroleum Company, L.P.

Affiliate Payables

Our accompanying statements of financial position include affiliate payables of $1.3 million at June 30, 2017 and December 31, 2016. Our affiliate payables are primarily with Enbridge (U.S.) Inc. for reimbursement of construction and operating costs paid by Enbridge (U.S.) Inc. on our behalf.

ILLINOIS EXTENSION PIPELINE COMPANY, L.L.C.
NOTES TO FINANCIAL STATEMENTS

On July 10, 2014, we entered into an operating, construction and management agreement with Enbridge Services (CMO) L.L.C. whereby we pay a construction fee equal to 2 percent of the quarterly capitalized costs incurred in the preceding quarter plus reimbursement of expenses. At June 30, 2017 and December 31, 2016, we have affiliate payables of $0.1 million and $0.2 million, respectively, with Enbridge Services (CMO) L.L.C. related to this agreement.

Lease and Storage Services Agreement

We have an agreement with EEP, pursuant to which we built two storage tanks at EEP’s storage facility in Flanagan, Illinois. EEP leases the tanks from us and operates them. We will pay EEP operating fees for the operation of the tanks. For six months ended June 30, 2017 and 2016, we paid no operating fees to EEP.

Member Contributions

For six months ended June 30, 2017 and 2016, contributions from all Members totaled approximately $10.0 million and $68.0 million, respectively. The proceeds from capital contributions were used to finance the construction costs related to the Southern Access Extension.

Member Distributions

For the six months ended June 30, 2017 and 2016, distributions to Members totaled approximately $32.8 and $16.1 million, respectively.

All available cash, less cash reserves, is distributed to Members in proportion to their respective Members’ interests on a quarterly basis.

7.    SUPPLEMENTAL CASH FLOWS INFORMATION

The following table provides supplemental cash flow information for the “Cash flows from investing activities” section of the statements of cash flows. The following is a reconciliation of additions to property, plant and equipment to total capital expenditures:

	For the six months ended June 30,
	2017	2016
	(in thousands)
Total capital expenditures ...................................................................	$3,478	$30,548
Decrease in construction payables ...................................................	2,302	57,385
Cash used in additions to property, plant and equipment...........	$5,780	$87,933

8.    SUBSEQUENT EVENTS

We have evaluated events subsequent to June 30, 2017 through August 31, 2017, the date the financial statements were available to be issued and did not identify any events that would require disclosure in the footnotes to our financial statements other than those listed below.

Member Distributions

Since June 30, 2017, we paid cash distributions of $12.6 million and $6.8 million to Enbridge and Lincoln, respectively.